Exhibit 23.4

Consent of Marshall Stevens

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Revelstone Capital Acquisition Corp. (the “Company”) as an Appendix to the Registration Statement on Form S-4 relating to the proposed merger of the Company with Set Jet, Inc., as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Marshall & Stevens Transaction Advisory Services LLC

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New York, NY

September 27, 2023